Exhibit 2.1

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EtInik 21p: Zloz rwrikee at prows% w  t. on tlis hoard it illmokus Merl* OW I ihirimai brie Wpm,  ARTICLE 1r  7. titIMIEMIXF  a Anton of 1  Inpsiamakee.  IAA lp both re kid= d  Vslorptinall rwl vanes) and addroso(m) of the initorporelorM to** orrio;e1.40 EL•rdA'irce44.01,1:-.4. Nam 746Far,sr lerds407-4404  to corm= or Addrioa:dvAcs dcuAttit. AddrosaL DOMPOlk  C —/gr2,24: 4z-osAFP   cv. eme, Ml KAMM alai nod EmpreallItIsoof tho Inrontorotoro dui moo ak tler am of dolleiny of limes Motu of Inoorionoloo  din Adroal Corporaviloit coloompoo2t  H. laggedifilltkagiCenCianZELLICAMILEILISREIF  The COePorolorl and !M•M* MY perm ri who lOOWEI comma Dr R altos by maw Mtn fid he Of oho la Or Wig an trIbor. drocicr,  pbya. OR owl of too ..errporti*, gf  Oe IOW et rnm d Cho request or   Corpornlion to a dream aflkor, metope cc evil 0 Oullher Coll=raion, Fogimeni011). maze. Mt or 011eff  Irclumnrionlior  be I ry hold ratimilium In which Irclurn Marlon is punned by Inn_  $31. 112111ftnialalgar,  1.0 the bidet Firm Frwr tool by ins All One wised &aiming, as the we sedate of Few  targefelW   amended. a d limb] r uf  Carp:cow MEI Oki to 1So Cceprotio 3 ar b EDAM lam for rilauctlari dvrwilis for erryAttkri Ulm Or any fairyr e to toko pu, wean ■ cll lector. Ha row% froondrnont ar rneo1cali0n of thlo sonolooknother el Red cri  bawd. oho alimale nr fedum  lad meth rOOPICt to /ref eat ar ownleolon of a *mot  of gm CorPeredu cleasirft Mel coma mcccimeat cc morillicorim. op ow himamilmasimesmigime net EMI Pwp IVO ciffpoolia MikaEs:I MOT PUBUEN T116 TOCTICei    ENCUbld tis AteL day of  e247Z1r9eade.    gu74 9   by al of be Inaorrcuarie.   %net  AZiam_EL117 - - Nome Hare Print Marne Hen 44,45ziewablic. pHow  Virg-3w- 9/5,4?  FAX mire-    Areelliehtill   Affielnielent  Nolartary Agent  T   Ur:km*1d TiMby adovzolodgeo and  mops the avagolnknarrt as elalotKey awl of the above-raimed nomparoDon bra  rnaageD dey of        Print fimrs Hwy   pi signing MI NNW of e cower, leekla me ateituforf agent prat company Nene hie]    EIC NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.   ARTICLES OF AMENDMENT  FOR-PROFIT CORPORATION Read the Instructions C0141  1.  ENTITY NAME - give the exact name of the corporation as currently shown in A.C.C. records:  Elio Motors, Inc.  1561034-4  2.   A.C.C. FILE NUMBER:  Find the A.C.C. file number on the upper corner of filed documents OR on our webslte at: http://www.azccmoyDivistons/CorboratIons   3.   Date on which the attached amendment was adopted: August 26, 2014   4.   Does the amendment provide for an exchange, reclassification or cancellation of issued shares?            5. ❑ Yes - go to number 4.1 and continue. CI No - go to number 5 and continue.  4.1 If your answer to number 4 was "yes," does the amendment contain provisions for implementing the exchange, reclassification or cancellation of issued shares?   ❑ Yes - go to number 5 and continue.  ❑ No - go to number 4.2 and continue.  4.2 If your answer to number 4.1 was "no," you must provide a statement of the provisions for implementing the exchange, reclassification or cancellation of issued shares - attach a separate sheet with the statement.  Check one box concerning approval of the amendment and follow instructions (review the Instructions C014i for information about voting groups): ❑ Approved by incorporators or board of directors without shareholder action, and   shareholder approval was not required or no shares have been issued- go to number 6. 1:1  Approved by shareholders but not voting groups - complete numbers 5.1 and 5.2. ❑ Approved by shareholders and voting groups - complete numbers 5.1, 5.2, and 5.3. ❑ Approved by voting group(s) only - complete numbers 5.1 and 5.3.     5.1 Shares - list below each class and/or series of shares and the total number of outstanding shares for each class or series (example:  common stock, 100 shares). If more space is needed, check this box ❑ and complete and attach the Shares IssuedAttachment form C097. Common Stock 50,125  flavil Serles: Total: Class: Series: Total:  Class: Series: Total:  Class: Series: Total:  Class: Series: Total:    C014.001 Arizona Corporalion Commission — Corpora:Sons Division Rev: 2010 Pepe 1 of 2 5.2 Shareholder approval (all blanks must be filled in): Total votes Votes in favor that were sufficient Votes against entitled to be for approval of amendments amendments cast 50,125 25,500 0    5.3 Voting Groups — complete each blank below for each voting group.  Review the Instructions CO 1 for information about voting groups. If more space is needed, check this box and complete and attach the Voting Attachment form C089. Voting Group Total votes in Indisputable votes Votes In favor that were sufficient Votes against (class / series) voting group at meeting for approval of amendments amendments            6.   A copy of the corporation's amendment must be attached to these Articles.     SIGNATURE:  By checking the box marked "I accepts' below, I acknowledge under penalty of  perjury that this document together with any attachments is submitted in compliance with Arizona law.    151I ACCEPT  Paul Elio 06/12/15 Printed Name Date REQUIRED — check only one: ❑  I am the Chairman of the Board  D  I am a duly-authorized Officer of   of Directors of the corporation  the corporation filing this document. ifling this document  - ❑  I am a duly authorized   bankruptcy trustee, receiver, or other court-appointed fiduciary for the corporation filing this document.            Filing Fee: $25.00 (regular processing) Mail: Arizona Corporation Commission - Corporate Filings Section Expedited processing - acid $35.00 to filing fee. 1300 W. Washington St., Phoenix, Arizona 65007 All fees are nonrefundable - see Instructions. Fax: 602-542-4100 Please be advised that A.C.C. forms reflect only the minimum provisions required by statute. You should seek private legal counsel for those matters that may pertain to the Individual needs of your business.  AN documents filed with the Arizona Corporation Commission are public record and are open for public Inspection.  If you have questions alter reading the Instructions, please call 602.542-3026 or (within Arizona only) 800-345-5819.   0014.001 Arizona COrperetion Ccenralsalcn — Corporations Division Rev 2010 Page 2 of 2 AMENDMENTS TO  ARTICLES OF INCORPORATION   OF  ELIO MOTORS, INC.  The following Articles are amended to state as follows: ARTICLE 3.  Authorized Capital:  The total authorized capital stock of the Corporation is 1,000,000 shares of common stock, no par value per share, and 500,000 shares of preferred stock, no par value per share. To the fullest extent permitted by the laws of the State of Arizona (currently set forth in Arizona Revised Statutes Section 10-602), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation...   ARTICLE 4.  Known Place of Business:   The street address of the known place of business of the Corporation is:   4620 North 16th Street, Suite C-218  Phoenix, Arizona 85016  The following Articles are added to the Corporation's Articles of Incorporation: ARTICLE 10. Election to Opt-out of Arizona Corporate Takeover Act:  The Corporation hereby elects (i) pursuant to Section  10-2721(A)(1) of the Arizona Business Corporation Act, not to be subject to Article 2 (Control Share Acquisitions) of Chapter 23 of Title 10 of the Arizona Revised Statutes, and (ii) pursuant to Section 10-2743(A)(1) of the Arizona Business Corporation Act, not be subject to Article 3 (Business Combinations) of Chapter  23 of Title 10 of the Arizona Revised Statutes. This election shall apply to any successor provision to any of the foregoing.     ARTICLES OF AMENDMENT  FOR-PROFIT CORPORATION  Read the Instructions C014I  I.   ENTITY NAME - give the exact name of the corporation as currently shown in A.C.C. records:   Elio Motors, Inc.   2.  A.C.C. FILE NUMBER: 1561034-4  Rnd the A.C.C. file number on the upper oorner of filed documents OR on our webslte at: http://www.azccgov/OlvisionsiCorporations   3.   Date on which the attached amendment was adopted: July 2, 2015   4.   Does the amendment provide for an exchange, reclassification or cancellation of issued shares:  ❑ Yes - go to number 4.1 and continue. D No - go to number S and continue.  4.1  11 your answer to number 4 was "yes," does the amendment contain provisions for  implementing the exchange, reclassification or cancellation of issued shares?  ❑ Yes * go to number 5 and continue. ❑ No - go to number 4.2 and continue.  4.2  If your answer to number 4.1 was "no," you must provide a statement of the provisions  for implementing the exchange, reclassification or cancellation of issued shares - attach a separate sheet with the statement.   5.   Check one box concerning approval of the amendment and follow instructions (review the   Instructions 00141 for information about voting groups):  ❑ Approved by incorporators or board of directors without shareholder action, and  shareholder approval was not required or no shares have been issued- go to number 6  Approved by shareholders but not voting groups - complete numbers 5.1 and 5.2.  ❑ Approved by shareholders and voting groups - complete numbers 5.1, 5.2, and 5.3. ❑  Approved by voting group(s) only - complete numbers 5.1 and 5.3.     5.1  Shares - list below each lass and/or series of shares and the total number of  outstanding shares for each class or series (example:  common stock, 100 shares). If more space is needed, check this box ❑ and complete and attach the Shares Jawed Maghmeat form 0097.  Common Stock 50,155   ..1.1. PIMIIIIII EIIIIIIIIIIIIIIIIIIIII  CtaSS: POINIM I  IMIIIIIIIIIIIIIIIIIIIIIIIIIPMIIIIIg=   EINIIIIIIIIIIIIIIIIIIIMIIIIII    0014.001 Arizona Corporation Commiaadan  Copera00nst: isi Rev: 2010 F1/414 1 of 5.2 Shareholder approval (a I blanks must be filled in): Total votes Votes in favor that were sufficient Votes against entitled to be for approval of amendments amendments cast 50,155 35,500 0    5.3 Voting Groups — complete each blank below for each voting group.  Review the Instruc i for information about voting groups. If more space is needed, check this box and complete and attach the Voting Attachment form 0089. Voting Group Total votes in Indisputable votes Votes In favor that were sufficient Votes against (class / series) voting group at meeting for approval of amendments amendments            6..   A copy of the corporation's amendment must be attached to these Articles,     SIGNATURE:  By checking the box marked "I accept" below, I acknowledge under penalty of  perjury that this document together with any attachments is submitted In compliar with Arizona law.    I ACCEPT   Paul Elio Printed arne REQUIRED — check only one I am the Chairman of the Board  of Directors of the corporation ifling this document. I am a duly-authorized Officer of  the corporation filing this document I am a duly authorized  bankruptcy trustee, receivi  or other court-appointed  fiduciary for the corporation I  this document.            Filing Fee:  p5.00 (regular processing) Mall: Arizona Corporation Commission - Corporate Filings Se+ Expedited processing - add $35.00 to filing fee. 1300 W. Washington St., Phoenix, Arizona 85007 All fees are nonrefundable - see Instructions. Fax: 602-542-4100 Please be advised that A.C.C. forms reflect only the minimum provisions required by statute. You should seek private k, ar counsei for those matters that may pert to the Individual needs of your business.  All documents Ned with the Arizona Corporation Commission are public record and are Wee for public Inspection.  if you have Questions aikr reading the Instructions, please call 602-542-3026 or (within Arizona only) 900-345-5619.   C.014.D31 At tuna Corporrion Commission—Corporations Dive! Rev: 2010 Pogo 21 EXHIBIT A   AMENDMENT TO  ARTICLES OF INCORPORATION   OF  ELIO MOTORS, INC.  The following Article is amended to state as follows: ARTICLE 3.  Authorized Capital:  The total authorized capital stock of the Corporation is 100,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share, To the fullest extent permitted by the laws of the State of Arizona (currently set forth in Arizona Revised Statutes Section 10-602), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.